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                                                                   Exhibit 10.16

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment (the "Amendment"), effective as of October 20, 2003 (the "Effective Date"), to the employment agreement executed on April 12, 2002 (the "Employment Agreement") by and between Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Anthony P. Adamis, M.D., an individual (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive entered into the Employment Agreement; and

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect changes which the parties hereby agree to in connection with the Company's continued employment of the Executive;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments - The Employment Agreement shall be amended to include the following provisions.

         1.1 Term. This Agreement will remain in force and effect throughout the term of the Executive's employment with the Company. Executive's employment with the Company may be terminated by either the Company or the Executive at any time subject only to the severance provisions contained in section
                  1.2 hereof.

         1.2 Termination and Severance. The Severance payments provided in this Amendment shall be the sole payments and benefits for which the Executive shall be eligible at the conclusion of his employment with the Company for any reason and shall supersede any and all prior agreements or arrangements for post-termination benefits.

                  (a) In the event Executive's employment terminates as a result of a voluntary termination by Executive for Good Reason, or a termination by the Company without Cause, upon execution of an effective general release of all claims against the Company, its employees, officers, directors and agents, in a form reasonably acceptable to the Company: (i) Executive shall receive twelve (12) monthly payments each equal in amount to one-twelfth (1/12th) of Executive's then base salary, less applicable state and federal withholdings; and (ii) for a period of twelve (12) months (or until comparable benefits coverage becomes available to Executive, if sooner), the Company shall reimburse Executive (or pay him directly, at the Company's option) the costs associated with the continuation of Executive's and his dependents' medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") as in effect immediately prior to Executive's termination of
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                           employment.

                  (b) For purposes of this Amendment, "Good Reason" means that any of the following are undertaken without Executive's express written consent: (i) the assignment to Executive of any duties or responsibilities which result in any material diminution or adverse change of Executive's position, status or circumstances of employment; (ii) the taking of any action by the Company which would adversely affect Executive's participation in, or reduce Executive's benefits under, the Company's benefit plans (including equity benefits) as of the time this Amendment is executed; (iii) a relocation of Executive's principal office to a location more than thirty-five (35) miles from Boston, Massachusetts, except for required travel by Executive on the Company's business; or (iv) any failure by the Company to obtain the assumption of the Employment Agreement by any successor or assign of the Company. For purposes of this Amendment, "Cause" means: (V) an intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (W) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board;
                           (X) Executive willfully and habitually neglects the duties of his employment; or (Z) Executive is convicted of a felony crime involving moral turpitude; provided, however, that in the event that any of the foregoing events under clauses (V), (W),
                           (X) or (Y) above is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have ten (10) business days to cure such event.

                  (c) In the event Executive's employment terminates as a result of termination of Executive by the Company or its successor without Cause, or by the Executive voluntarily for Good Reason, within the three (3) months before or twelve (12) months following a Change in Control Event, upon execution of an effective general release of all claims against the Company, its employees, officers, directors and agents, in a form reasonably acceptable to the
                           Company: (i) Executive shall receive, within fifteen
                           (15) days of such termination, one lump sum payment equivalent to fifteen (15) months of his then Base Salary, less applicable state and federal withholdings; (ii) Executive's unvested Equity Rights, as defined below, shall become vested and exercisable as set forth in Section 1.3(b); and (iii) for a period of fifteen (15) months (or until comparable benefits coverage becomes available to Executive, if sooner), the Company shall reimburse Executive (or pay him directly at the Company's option) the costs associated with the continuation of Executive's and his dependents' medical and dental benefits under COBRA as in effect immediately prior to Executive's termination of employment. For purposes of this paragraph, Executive's "Base Salary" shall be the greater of the amount in effect either immediately prior to the Change in Control Event or the termination date of Executive's employment. The benefits provided under

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                           this Section 1.2(c) shall be in lieu of any benefits
                           the Executive would have otherwise been entitled to pursuant to Section 1.2(a) of this Agreement.

         (d) For purposes of this Amendment, a "Change in Control Event" shall mean:

                  (i) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                           (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control
                           Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company),
                           (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

                  (ii) Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Amendment by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

                  (iii) The consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the

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                           Company (a "Business Combination"), unless,
                           immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation or other form of entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation or entity is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and
                           (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

                  (iv) Notwithstanding the foregoing, a Change in Control Event will not be deemed to have occurred in the case of a Management Buy Out. A "Management Buy Out" is any event which would otherwise be deemed a "Change in Control Event", in which the Executive, directly or indirectly (as a beneficial owner) acquires equity securities, including any securities convertible into or exchangeable for equity securities, of the Company or the Acquiring Corporation in connection with any Change in Control Event.

1.3 Treatment of Equity Upon Change in Control Event. Upon a Change in Control Event, as defined in Section 1.2(d):

         (a) 50% of all of the Executive's unvested Equity Rights, as defined below, shall become vested and immediately exercisable; and

         (b) If Executive's employment terminates as a result of the circumstances

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                  outlined in Section 1.2(c), and provided that Executive
                  executes an effective general release as required by Section 1.2(c), 100% of the Executive's unvested Equity Rights, as defined below, shall then become vested and immediately exercisable.

         (c) For purposes of this Agreement, the term "Equity Rights" shall mean only those equity rights, including but not limited to, stock options, which are granted to the Executive on or after the Effective Date. Accordingly, equity rights which have previously been granted to the Executive are unaffected by this Amendment.

1.4 Golden Parachute Taxes. Notwithstanding anything contained in this Amendment to the contrary, to the extent that payments and benefits provided under this Amendment to Executive and benefits provided to, or for the benefit of, Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) to the extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax, but only if, by reason of such reduction, the net after-tax benefit received by Executive shall exceed the net after-tax benefit received by him if no such reduction was made. For purposes of this Section 1.4, "net after-tax benefit" shall mean (a) the Payments which Executive receives or is then entitled to receive from the Company that would constitute "parachute payments" within the meaning of Section 280G of the Code, less (b) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (c) the amount of excise taxes imposed with respect to the payments and benefits described in (a) above by Section 4999 of the Code. The foregoing determination will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Company (which may be, but will not be required to be, the Company's independent auditors). The Company will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Executive and the Company within fifteen (15) days after the date of termination of his employment. If the Accounting Firm determines that such reduction is required by this Section 1.4, the Executive, in his sole and absolute discretion, may determine which Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to him. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Section 1.4 will be borne by the Company.

1.5 No Duty to Seek Employment. Executive and the Company acknowledge and agree that nothing contained in this Amendment shall be construed as requiring

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         Executive to seek or accept alternative or replacement employment in the event of his termination of employment by the Company for any reason, and no payment or benefit payable hereunder shall be conditioned on Executive's seeking or accepting such alternative or replacement employment.

2.       Reference to and Effect on the Employment Agreement

         2.1 On and after the date hereof, each reference to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement. A reference to the Employment Agreement in any such instrument or document shall be deemed to be a reference to the Employment Agreement as amended hereby.

         2.2 Except as amended and/or superseded by this Amendment, the provisions of the Employment Agreement shall remain in full force and effect.

3.       Governing Law

         The Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

4.       Counterparts

         This Amendment may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                         EYETECH PHARMACEUTICALS, INC.

                                         By: /s/ GLENN SBLENDORIO
                                             -----------------------------------
                                         Name:  Glenn Sblendorio
                                         Title: CFO

                                         EXECUTIVE

                                         /s/ ANTHONY P. ADAMIS
                                             -----------------------------------
                                         Name:  Anthony P. Adamis, M.D.

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